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                                                                      EXHIBIT 5


                        [Thompson & Knight, P.C. Letterhead]


(214) 969-1437
                                    April 21, 1999



DNAP Holding Corporation
6701 San Pablo Avenue
Oakland, California 94608

     Re:  Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for DNAP Holding Corporation (the "Company") in connection with the registration under the Securities Act of 1933 (the "Securities Act") of 8,572,589 shares (the "Shares") of its common stock, par value $0.01 per share, issuable upon exercise of the rights (the "Rights") that are described in the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act, as such Registration Statement may be amended from time to time. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

     In connection with rendering the opinion expressed below, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, certificates of public officials and other instruments and documents as we have deemed necessary to require as a basis for the opinions hereafter expressed. As to questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

          Upon (a) the effectiveness of the Registration Statement, (b) the distribution of the Rights as set forth therein, and (c) the exercise of the Rights and the issuance and sale of the Shares upon the exercise of Rights in accordance with the terms and conditions set forth in the Registration Statement, including the payment in full of the subscription price therefor, the Shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal

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April 21, 1999
Page 2



Matters." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or within the rules or regulations of the Commission thereunder.

                                        Very truly yours,

                                        THOMPSON & KNIGHT,
                                        A Professional Corporation



                                        By: /s/ Michael C. Titens
                                           ---------------------------------
                                            Michael C. Titens,
                                            Attorney